SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

     --------------------------------------------------------



                            FORM 8-K



                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               the Securities Exchange Act of 1934




                        February 24, 1997
            --------------------------------------------
                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
      -----------------------------------------------------
       (Exact name of registrant as specified in charter)

       Washington              1-4825           91-0470860
       ----------              ------           ----------
    (State or other         (Commission       (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


                    Tacoma, Washington 98477
           ------------------------------------------
            (Address of principal executive offices)
                           (zip code)

       Registrant's telephone number, including area code:
                         (206) 924-2345

Item 5.  Other Events

On February 24, 1997, Weyerhaeuser Company issued the following press release:


"FEDERAL WAY, Wash. - Weyerhaeuser Company today announced that it expects to take an after-tax charge of approximately $25 million, 12 cents per common share, against earnings in the first quarter of 1997.

The charge reflects the impact of closure, consolidation or disposition of recycling facilities; the permanent closure of its corrugated medium machine at Longview, Wash.; the anticipated sale of Shemin Nurseries, a wholesale nursery business based in Danbury, Conn.; and interest income from the favorable federal tax decision relating to casualty losses associated from the eruption of Mount St. Helens in 1980.

`Recycling remains a core business, but we must make some adjustments to our nationwide system to meet the needs of internal and external customers in an increasingly competitive marketplace. This will require us to close, consolidate or dispose of selected recycling assets,' said John W. Creighton, Jr., president and chief executive officer of Weyerhaeuser.

`Our corrugated medium machine at Longview is not large enough to be a cost competitive operation,' Creighton continued. `After examining the limited options available to us we have decided to permanently close the corrugated operation there,' he explained.

`Selling Shemin, the last of our nursery distribution operations, along with the previously announced agreement to sell Weyerhaeuser Mortgage Company, demonstrates our continuing efforts to tighten the focus on our principal business segments,' said Creighton. He also said `at this time we expect the Weyerhaeuser Mortgage Company sale to close in the second quarter of 1997, although it is subject to regulatory approvals and other contingencies.' He further noted that, if the transaction closes as presently anticipated, the company's expectation is that the transaction will have a material favorable effect on the company's operating results and cash flow in the quarter in which it closes.

Weyerhaeuser Company is one of the largest integrated forest products companies in the world. Its principal segments are timberlands and wood products; pulp, paper and packaging; and real estate. It is the world's largest private owner of merchantable softwood timber and producer of softwood lumber and market pulp. It is also one of North America's largest producers of forest products and recyclers of office wastepaper, newspaper and corrugated boxes."


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEYERHAEUSER COMPANY

                                      By /s/ K. J. Stancato
                                         --------------------
                                    Its: Vice President and Controller
Date:  February 24, 1997